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                                                                     EXHIBIT 2.1






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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  ON2.COM INC.,

                              8C ACQUISITION CORP.,

                          EIGHT CYLINDER STUDIOS, INC.

            AND CERTAIN SHAREHOLDERS OF EIGHT CYLINDER STUDIOS, INC.

                                      DATED

                                  JULY 13, 2000



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                                TABLE OF CONTENTS

ARTICLE I THE MERGER.........................................................1
  1.1 The Merger.............................................................1
  1.2 Effective Time.........................................................2
  1.3 Effect of the Merger...................................................2
  1.4 Certificate of Incorporation; By-Laws..................................2
  1.5 Directors and Officers.................................................2
  1.6 Additional Actions.....................................................3
ARTICLE II CONSIDERATION; CONVERSION OF SHARES...............................3
  2.1 Merger Consideration...................................................3
  2.2 Conversion of Shares...................................................4
  2.3 Exchange of Certificates...............................................5
  2.4 No Fractional Securities...............................................6
  2.5 Stock Transfer Books...................................................6
  2.6 No Further Ownership Rights in Company Stock...........................6
  2.7 Adjustment Events......................................................7
  2.8 Escrow.................................................................7
  2.9 Tax Consequences.......................................................7
  2.10  Registration Rights; Transfer Provisions.............................7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................7
  3.1 Corporate Organization.................................................7
  3.2 Authorization..........................................................8
  3.3 Consents and Approvals; No Violations..................................8
  3.4 Capitalization.........................................................9
  3.5 Financial Statements..................................................10
  3.6 Absence of Undisclosed Liabilities....................................10
  3.7 Absence of Certain Changes or Events..................................10
  3.8 Legal Proceedings, etc................................................11
  3.9 Taxes.................................................................11
  3.10  Title to Properties and Related Matters.............................12
  3.11  Intellectual Property; Proprietary Rights; Employee Restrictions....14
  3.12  Contracts...........................................................15
  3.13  Employees: Employee Benefits........................................17
  3.14  Compliance with Applicable Law......................................20
  3.15  Ability to Conduct the Business.....................................20
  3.16  Major Customers.....................................................21
  3.17  Consultants, Sales Representatives and Other Agents.................21
  3.18  Accounts Receivable.................................................21
  3.19  Insurance...........................................................21
  3.20  Bank Accounts; Powers of Attorney...................................22
  3.21  Minute Books, etc...................................................22
  3.22  Related Person Indebtedness and Contracts...........................22
  3.23  Brokers; Payments...................................................22
  3.24  Company Action......................................................23
  3.25  Disclosure..........................................................23

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  3.26  Information Statement and Proxy Statement...........................23
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS.....23
  4.1 Authorization etc.....................................................23
  4.2 Parent Common Stock...................................................25
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION......27
  5.1 Corporate Organization................................................27
  5.2 Authorization.........................................................27
  5.3 Consents and Approvals; No Violations.................................28
  5.4 Capitalization........................................................28
  5.5 SEC Reports and Financial Statements..................................29
  5.6 Absence of Certain Changes............................................30
  5.7 Litigation............................................................30
  5.8 Information Statement and Proxy Statement.............................30
ARTICLE VI CONDUCT OF BUSINESS OF THE COMPANY PRIOR TO THE EFFECTIVE TIME...30
  6.1 Conduct of Business of the Company....................................30
  6.2 Other Negotiations....................................................32
ARTICLE VII ADDITIONAL AGREEMENTS...........................................33
  7.1 Access to Properties and Records......................................33
  7.2 Stockholder Approval..................................................33
  7.3 Reasonable Efforts; etc...............................................34
  7.4 Material Events.......................................................34
  7.5 Transfer of Unit Options..............................................35
  7.6 Fees and Expenses.....................................................35
  7.7 Employees.............................................................35
  7.8 Amex Listing..........................................................35
  7.9 Directors and Officers Indemnification................................35
  7.10  Tax Clearance Certificate...........................................35
  7.11  Indebtedness to Sony................................................35
  7.12  Operating Expenses..................................................36
  7.13  Exchange of Company Common Stock for Company Preferred Stock........36
  7.14  Audit...............................................................36
ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND ACQUISITION....36
  8.1 Representations and Warranties True...................................37
  8.2 Performance...........................................................37
  8.3 Absence of Litigation.................................................37
  8.4 Consents..............................................................38
  8.5 Additional Agreements.................................................38

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  8.6 Opinion of Brobeck, Phleger & Harrison LLP............................38
  8.7 Appraisal Rights......................................................39
  8.8 Termination of Certain Agreements.....................................39
  8.9 Certificate of Merger.................................................39
  8.10  Company Options.....................................................39
  8.11  Financial Statements................................................39
ARTICLE IX CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL
SHAREHOLDERS................................................................39
  9.1 Representations and Warranties True...................................39
  9.2 Performance...........................................................40
  9.3 Absence of Litigation.................................................40
  9.4 Consents..............................................................40
  9.5 Additional Agreements.................................................40
  9.6 Opinion of McGuire, Woods, Battle & Boothe LLP........................40
  9.7 Certificate of Merger.................................................41
  9.8 Shares of Parent Common Stock.........................................41
ARTICLE X TERMINATION.......................................................41
  10.1  Termination.........................................................41
  10.2  Effect of Termination...............................................42
ARTICLE XI INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES......42
  11.1  Indemnity Obligations...............................................42
  11.2  Appointment of Representative.......................................42
  11.3  Notification of Claims..............................................43
  11.4  Duration............................................................43
  11.5  Escrow..............................................................44
  11.6  No Contribution.....................................................44
  11.7  Threshold for Liability.............................................44
ARTICLE XII MISCELLANEOUS PROVISIONS........................................45
  12.1  Amendment...........................................................45
  12.2  Waiver of Compliance................................................45
  12.3  Notices.............................................................45
  12.4  Assignment..........................................................46
  12.5  No Third Party Beneficiaries........................................47
  12.6  Public Announcements................................................47
  12.7  Counterparts........................................................47
  12.8  Headings............................................................47
  12.9  Entire Agreement....................................................47
  12.10 Governing Law.......................................................47
  12.11 Knowledge...........................................................48



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EXHIBITS

      Exhibit A   Delaware Certificate of Merger
      Exhibit B   Form of Notice of Exercise
      Exhibit C   Form of Letter of Transmittal
      Exhibit D   Form of Employment Agreement
      Exhibit E   Form of Consulting Agreement
      Exhibit F   Form of Non-Competition, Non-Disclosure, Proprietary
                  Information and Patent and Invention Assignment Agreement
      Exhibit G   Escrow Agreement

SCHEDULES

      Schedule 2.2  Merger Shares and Unit Options Issuable in the Merger
      Schedule 2.10 Terms and Conditions Relating to the Transfers of Shares
      Schedule 7.10 Terms for Transfer of Unit Options
      Schedule 8.8  Agreements to be Terminated




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                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER dated as of July 13, 2000, by and among ON2.COM INC., a corporation organized under the laws of the State of Delaware (the "Parent"), 8C ACQUISITION CORP., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Acquisition"), EIGHT CYLINDER STUDIOS, INC., a corporation organized under the laws of the State of California (the "Company"), and certain shareholders of the Company, each of whom is listed on the signature page hereto (each, a "Principal Shareholder" and collectively, the "Principal Shareholders").

       WHEREAS, the respective Boards of Directors of the Parent, Acquisition and the Company have approved the merger of the Company with and into Acquisition (the "Merger"), pursuant to which Acquisition will be the surviving corporation and the shareholders of the Company and all holders of options to purchase capital stock of the Company (collectively, the "Holders") will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein; and

       WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

       NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

      1.1   THE MERGER.

            (a) At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement, the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Acquisition, the separate corporate existence of the Company shall cease, and Acquisition shall continue as the surviving corporation. Acquisition as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

            (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within

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two business days) after satisfaction or waiver of the conditions set forth in
Articles VIII and IX, at the offices of McGuire, Woods, Battle & Boothe LLP, 9 West 57th Street, Suite 1620, New York, New York, unless another date, time or place is agreed to in writing by the Company and the Parent. The date on which the Merger is consummated is referred to herein as the "Closing Date."

      1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger as contemplated by Section 252 of the DGCL in the form of Exhibit A hereto (the "Delaware Certificate of Merger") together with any required related certificates, with the Secretary of State of the State of Delaware, and (ii) filing with the Secretary of State of the State of California the documents required by Section 1103 and 1108 of the CGCL, (the "California Certificate of Merger"). The time of such filings being the "Effective Time."

      1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Delaware Certificate of Merger, the California Certificate of Merger and the applicable provisions of the DGCL and the CGCL, respectively. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4   CERTIFICATE OF INCORPORATION; BY-LAWS.

            (a) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

            (b) BY-LAWS. The By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

      1.5 DIRECTORS AND OFFICERS. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

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      1.6   ADDITIONAL ACTIONS. If, at any time after the Effective Time, the
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

      2.1 MERGER CONSIDERATION. (a) Except as set forth in Section 2.2(e) hereof, the consideration payable in the Merger in respect of (i) shares of the Company's common stock, par value $0.0001 per share ("Company Common Stock"), shall consist solely of common stock units ("Common Stock Units" or "Units"), each of which Units shall be composed of 0.02475 shares of the common stock, par value $0.01 per share, of the Parent ("Parent Common Stock") and an option (a "Unit Option") to purchase 0.03712 shares of Parent Common Stock granted under the Parent's 1999 Incentive and Non-Qualified Stock Option Plan (the "Parent Option Plan") and (ii) shares of the Company's Series A Preferred Stock, par value $0.0001 per share ("Company Preferred Stock"), shall consist solely of shares of Parent Common Stock.

            (b) The holders of stock options ("Company Options") granted under the terms of the Company's 1999 Stock Option / Stock Issuance Plan (the "Company Option Plan") shall have the right, by delivery to the Company of a Notice of Exercise in the form of Exhibit C hereto, (which Notice of Exercise shall pertain to all Company Options held by such holder) to exercise Company options for shares of Company Common Stock pursuant to the terms of the Company Option Plan as amended in accordance with Section 8.10 hereof.

            (c) Shares of Parent Common Stock and options to purchase shares of Parent Common Stock issuable at the Closing as provided herein shall in the aggregate be referred to as the "Merger Consideration."

            (d) The exercise price for the Unit Options shall be the closing market price per share of Parent Common Stock as of the trading day immediately prior to the Closing Date (the exercise price per share, so determined, being rounded down to the nearest full cent).

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      2.2   CONVERSION OF SHARES

            (a) OUTSTANDING CAPITAL STOCK. Each share of Company Common Stock issued and outstanding as of the Effective Time other than shares owned by holders who have properly exercised their rights of appraisal within the meaning of Chapter 13 of the CGCL ("Dissenting Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one (1) Common Stock Unit. Each share of Company Preferred Stock issued and outstanding as of the Effective Time, other than shares owned by holders who have properly exercised their rights of appraisal within the meaning of Chapter 13 of the CGCL shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into 0.06187 shares of Parent Common Stock. Each of the conversion rates hereinabove stated in this Section 2.2(a) shall be referred to in this Agreement as an "Exchange Ratio." The aggregate number of shares of Parent Common Stock issued pursuant to this Section 2.2(a) shall be referred to in this Agreement as the "Merger Shares." The aggregate number of shares of Parent Common Stock issuable upon the exercise of Unit Options shall be referred to in this Agreement as the "Option Shares." SCHEDULE 2.2 attached hereto sets forth, for each shareholder of the Company, (i) the aggregate number of Merger Shares and (ii) the aggregate number of Unit Options issuable in connection with the Merger.

            (b) TREASURY SHARES. Each share of Company Common Stock and Company Preferred Stock held in the Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

            (c) ACQUISITION SHARES. Each share of common stock, par value $0.01 per share, of Acquisition issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

            (d) DISSENTING SHARES. Any Dissenting Shares shall be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to Chapter 13 of the CGCL; PROVIDED, HOWEVER, that shares of Company Common Stock and Company Preferred Stock that are Dissenting Shares at the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of Appraisal as provided in the Section 1309 of the CGCL, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Merger Shares in accordance with the procedures specified in Section 2.3. The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Chapter 13 of the CGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Chapter 13 of

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the CGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment under Chapter 13 of the CGCL shall be exclusively that of the Surviving Corporation and that Parent shall be under no obligation to perform and discharge any such obligation or to reimburse or make any contribution to the capital of the Surviving Corporation to enable it to perform and discharge any such obligation.

      2.3   EXCHANGE OF CERTIFICATES.

            (a) From and after the Effective Time, each holder of an outstanding certificate or certificates (the "Certificates") which represented shares of Company Common Stock or Company Preferred Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Parent, and receive in exchange for all Certificates held by such holder (i) a certificate representing the number of whole shares of Parent Common Stock, other than the Escrow Shares (as defined in Section 2.8), into which the Company Common Stock and Company Preferred Stock evidenced by the Certificates so surrendered shall have been converted pursuant to Section 2.2(a) of this Agreement, and (ii) in the case of holders of Company Common Stock only, documentation evidencing the Unit Options. The surrender of Certificates shall be accompanied by duly completed and executed letters of transmittal (the " Letters of Transmittal") in the form of Exhibit D attached hereto. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Parent Common Stock into which the shares of Company Common Stock and Company Preferred Stock have been converted but shall, subject to applicable appraisal rights under the CGCL and Section 2.2(e), have no other rights. Subject to appraisal rights under the CGCL and Section 2.2(e), from and after the Effective Time, the holders of shares of Company Common Stock and Company Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Parent Common Stock (and, in the case of the holders of shares of Company Common Stock only, the Unit Options) into which such shares of Company Common Stock and Company Preferred Stock have been converted.

            (b) If any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or, if requested by Parent, establish to the satisfaction of Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Parent nor the Company shall be liable to a holder of shares of Company Common Stock and Company Preferred Stock for shares of Parent or the Company issuable to such holder pursuant to the provisions of Section 2.2(a) of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.2(a). The Board of Directors of Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

      2.4   NO FRACTIONAL SECURITIES.

            (a) No fractional shares of Parent Common Stock shall be issuable by the Parent upon the conversion of shares of Company Common Stock or Company Preferred Stock in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Company Common Stock and Company Preferred Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by $8.9375.

            (b) Unit Options issuable by the Parent in the Merger pursuant to
Section 2.2(a) or (c) hereof shall be for whole shares of Parent Common Stock. In lieu of any option to purchase a fractional share, each holder of Company Common Stock and Company Options who would otherwise have been entitled to receive an option to purchase a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by $8.9375.

      2.5 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock and Company Preferred Stock thereafter on the records of the Company.

      2.6 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. The Merger Shares and Unit Options delivered upon the surrender for exchange of shares of Company Common Stock and Company Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

      2.7 ADJUSTMENT EVENTS. If, between the date hereof and the Effective Time, the issued and outstanding shares of Parent Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of shares or a different class of shares, an appropriate adjustment to the Exchange Ratio shall automatically be made to fully reflect such change.

      2.8 ESCROW. At the Effective Time, Parent will deposit in escrow, on a pro rata basis, certificates representing fifteen percent (15%) of the Merger Shares, together with stock powers duly endorsed in blank, and instruments or other documentation representing Stock Options to purchase fifteen percent (15%) of the Option Shares (such documents, collectively, the "Escrow Shares"). The Escrow Shares shall be held as security for the indemnification obligations under Article XI pursuant to the provisions of Section 11.5 hereof.

      2.9 TAX CONSEQUENCES. For Federal income tax purposes, it is intended that the Merger constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement constitute a "plan of reorganization" within the meaning of Section 368(a) of the Code.

      2.10 REGISTRATION RIGHTS; TRANSFER PROVISIONS. The Merger Shares and shares of Parent Common Stock underlying the Unit Options shall be subject to the terms and provisions set forth in SCHEDULE 2.10.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                                     COMPANY

      Except as disclosed in the Disclosure Schedule attached hereto and incorporated herein by reference, the Company represents and warrants to the Parent and Acquisition that:

      3.1 CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has no Subsidiaries (as defined in Section 3.4(b)). The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and in good standing in the jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Company or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect (as defined below). The Company has previously delivered to the Parent a complete and correct copy of its Amended and Restated Articles of Incorporation (certified by the Secretary of State of the State of California on August 28, 1999)

(the "Articles of Incorporation"). A complete and correct copy of the Company's By-Laws are attached as a part of SCHEDULE 3.1. Except as set forth in SCHEDULE
3. 1, neither the Articles of Incorporation nor the By-Laws of the Company have been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Company Material Adverse Effect" means any change, event or effect that is, or that could reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company.

      3.2 AUTHORIZATION. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company which will be obtained in the manner set forth in Section 7.2 hereof and the filing of the Certificate of Merger pursuant to the CGCL) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

      3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Subject to the filing of the Certificate of Merger with the Secretary of State of the State of California and the issuance of the California Permit, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not:
(i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other mortgage, security instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not, individually or in the aggregate, have a Company Material Adverse Effect;
(iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound, except for such violations and conflicts which would not, individually or in the aggregate, have a Company Material Adverse Effect or result in a fine or penalty in excess of $15,000 individually or in the aggregate; or (iv) require, on the part of the Company, any filing or registration, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $15,000 individually or in the aggregate. Without limiting the generality of clause (ii) above, neither the Company nor any of the Principal Shareholders is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Company, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.

      3.4   CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of 27,500,000 shares of Company Common Stock, of which 18,933,333 shares are issued and outstanding, and 2,500,000 shares of Company Preferred Stock, all of which have been designated as Series A Preferred Stock and of which 1,659,100 shares are issued and outstanding. SCHEDULE 3.4(A) sets forth a complete and correct list of the record ownership of the issued and outstanding shares of Company Common Stock and Company Preferred Stock. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as disclosed in SCHEDULE 3.4(A), the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in SCHEDULE 3.4(A), there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as set forth in SCHEDULE 3.4(A), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

            (b) The Company does not own, directly or indirectly, any equity securities, or options, warrants or other rights to acquire equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "Subsidiary").

      3.5 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 3.5 are the unaudited balance sheets of the Company December 31, 1999, and the period ended May 31, 2000, and the unaudited statements of income and statements of cash flows of the Company for the fiscal year ended December 31, 1999, and for the five-month period ended May 31, 2000 including the notes thereto (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of the Company,
(ii) have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be expressly indicated therein or on the face of the schedules or notes to such Financial Statements) during the periods covered thereby and (iii) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as at the dates, and for the periods, stated therein, except that the Financial Statements are subject to normal year-end adjustments which will not be individually or in the aggregate material in amount or effect and do not include footnotes.

      3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except (i) as set forth or reserved against in the balance sheet of the Company dated as at May 31, 2000, included in the Financial Statements (the "Balance Sheet"), (ii) for obligations incurred since May 31, 2000, in the ordinary course of business which are not, individually or in the aggregate, material in amount, and (iii) as set forth in
SCHEDULE 3.6, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

      3.7   ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
SCHEDULE 3.7, since May 31, 2000, the Company has carried on its business in the ordinary course and consistent with past practice. Except as set forth in
SCHEDULE 3.7, since May 31, 2000, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice;
(ii) experienced any Company Material Adverse Effect; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible, other than mortgages, pledges, liens, charges or other encumbrances that would not cause a Company Material Adverse Effect; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of their Employees (as defined in Section 3.13(a)) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as defined in Section 3.13(c)); (xi) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, (xii) increased the amounts payable to any of the Employees upon the termination of any such person's employment; or
(xiii) entered into any agreement to do any of the foregoing.

      3.8 LEGAL PROCEEDINGS, ETC. There are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Company or any Principal Shareholder, threatened, against the Company or its properties, assets or business or, to the knowledge of the Company or any Principal Shareholder, pending or threatened against any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company. There are no such suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the Company or any Principal Shareholder, threatened, challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

      3.9   TAXES.

            (a) The Company has duly and timely filed all Tax returns and other filings in respect of Taxes (as defined below) required to be filed by it, and has in a timely manner paid (or will in a timely manner pay) all Taxes which are (or will be) due, whether or not shown on such returns. All such Tax returns have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all laws, rules and regulations. The provisions for Taxes payable reflected in the Financial Statements are adequate under generally accepted accounting principles.

            (b) There are no actions or proceedings currently pending or, to the knowledge of the Company or any Principal Shareholder, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. There are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes nor any waiver of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due or payable that are being contested in good faith in appropriate proceedings.

            (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

            (d) The Company has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of
Section 341(f) of the Code.

            (e) Except as set forth in SCHEDULE 3.9, no shareholder of the Company is a foreign person within the meaning of Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

            (f) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

            (g) The Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement or arrangement and does not have any liability for Taxes of any person (other than the Company) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

            (h) The Company has, and as of the Closing Date will have, withheld amounts from its employees and other persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign laws.

      3.10  TITLE TO PROPERTIES AND RELATED MATTERS. (a) Except as set forth on
SCHEDULE 3.10(A), the Company has good and valid title to all personal property, tangible or intangible, which the Company purports to own, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since May 31, 2000), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case), (ii) liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby.

            (b) The Company does not own and has never owned any real property or any interest in real property.

            (c) SCHEDULE 3.10(C) sets forth a complete and correct list of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned, leased or used by the Company with a book value as of May 31, 2000, in each case of $ 2,500 or more. All such personal property is in good operating condition (ordinary and reasonable wear and tear excepted), is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in SCHEDULE 3.10(D). None of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property is appropriate for personal property of such nature and is and has been in material conformance with all applicable laws and regulations, except as would not, individually or in the aggregate, have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. There are no assets leased by the Company or used in the business of the Company that are owned, directly or indirectly, by any Related Person (as defined in Section 3.22).

            (d) SCHEDULE 3.10(D) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in SCHEDULE 3. 10(D). Except as set forth in SCHEDULE 3.10(D), (i) each such lease is valid and binding and in full force and effect; (ii) neither the Company nor (to the knowledge of the Company or any Principal Shareholder) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the knowledge of the Company or any Principal Shareholder) a default by any other party under such lease; (iii) to the knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under any such lease.

      3.11  INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS.

            (a) The Company has disclosed in SCHEDULE 3.11 all copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, trade secrets, Internet domain names or other proprietary rights (collectively, the "Disclosed Intellectual Property Rights" and together with any and all licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and electronic media constituting, describing or relating to the foregoing, the "Intellectual Property Rights") used in the Company's business as presently conducted, and as proposed to be conducted, including all Intellectual Property Rights used in connection with or contained in all versions of the Company's World Wide Web sites and all licenses, assignments and releases of intellectual Property Rights of others in material works embodied in its products. Schedule 3.11 separately lists the (i) owned Intellectual Property Rights and (ii) licensed Intellectual Property Rights. All Intellectual Property Rights purported to be owned by the Company held by any employee, officer or consultant have been validly assigned to the Company. The Intellectual Property Rights are sufficient to carry on the business of the Company as presently conducted and as proposed to be conducted. The Company has exclusive ownership of or license to use all Disclosed Intellectual Property Rights identified in Schedule 3.11 or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' intellectual property rights in works embodied in its products. To the Company's knowledge, the present business activities or products of the Company do not infringe any intellectual property rights of others. The Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe or may infringe any intellectual property rights of such person.

            The Company has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated or as proposed to be conducted. The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its Intellectual Property Rights. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality of the Company's Intellectual Property Rights and to vest in the Company exclusive ownership of such Intellectual Property Rights. To the knowledge of the Company and the Principal Shareholders, all trade secrets and other confidential information of the Company are presently valid and protectable and are not part of the public domain or knowledge, nor, to the knowledge of the Company and the Principal Shareholders, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the knowledge of the Company and the Principal Shareholders, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

            The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, such Disclosed Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization has sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Disclosed Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Property Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's and the Principal Shareholders' knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

            Neither the Company nor, to the knowledge of the Company and the Principal Shareholders, any of the Company's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services.

            (b) All of the employees of the Company other than the individuals listed on SCHEDULE 3.11(B) have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons. The Company has all franchises, permits, licenses and other rights and privileges reasonably necessary to own its property and to conduct its business as it is presently conducted.

      3.12  CONTRACTS

            (a) Except as set forth in SCHEDULE 3.12(a), the Company is not a party to, or subject to:

            (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $15,000;

            (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

            (iii) any guaranty issued by the Company;

            (iv) any contract, arrangement or understanding relating to the acquisition, issuance or transfer of any securities;

            (v) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights;

            (vi) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company;

            (vii) any contract, arrangement or understanding restricting the Company's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

            (viii) any contract, arrangement or understanding relating to the employment of, or the performance of services of, or the compensation, bonus, severance or other payments to, any employee, consultant or independent contractor;

            (ix) any contract, arrangement or understanding with a Related Person (as defined in Section 3.22); or

            (x) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through
(ix) of this subsection 3.12(a).

            (b) The Company has previously made available for inspection and copying to the Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on SCHEDULE 3.12(a). Except as set forth in SCHEDULE 3.12(b), (i) each contract listed in SCHEDULE 3.12(a) is in full force and effect; (ii) neither the Company nor (to the knowledge of the Company or any Principal

Shareholder) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the knowledge of the Company or any Principal Shareholder) a default by any other party under such contract; (iii) to the knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such contract; and (iv) each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement with modification in the rights or obligations of the Company thereunder.

            (c) Except as set forth in SCHEDULE 3.12(c), all indebtedness of the Company for monies borrowed by the Company is prepayable at any time at the option the Company, without premium or penalty.

            (d) Except as set forth and described in SCHEDULE 3.12(d), the Company has not issued any warranty or any agreement or commitment to indemnify any person.

      3.13  EMPLOYEES: EMPLOYEE BENEFITS.

            (a) SCHEDULE 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation ever paid to such Employee, the date of employment of such Employee, the accrued vacation time of such Employee and a description of the annual total compensation arrangements currently applicable to such Employee. The Company has accrued on its books and records all obligations for salaries, benefits and other compensation with respect to its Employees and former employees ("Former Employees"), to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents.
SCHEDULE 3.13(a) sets forth a true and correct statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on
SCHEDULE 3.13(a), there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. SCHEDULE 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth in SCHEDULE 3.12(a). None of the Employees has, to the knowledge of the Company or any Principal Shareholder, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement.

            (b) The Company has complied with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, except as would not, individually or in the aggregate have a Company Material Adverse Effect or result in a fine or penalty in excess of $5,000 individually or in the aggregate, and there have been no claims made or, to the knowledge of the Company or any Principal Shareholder, threatened, thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. Except as disclosed in SCHEDULE 3.1(b), there are no controversies, strikes, work stoppages, picketing or disputes pending or, to the knowledge of the Company or any Principal Shareholder, threatened, between the Company and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the knowledge of the Company or the Principal Shareholders, threatened, with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

            (c) SCHEDULE 3.13(c) sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

            (d) No Benefit Plan is an "employee pension benefit plan" as defined in Section 3(2) of ERISA. No Benefit Plan is a "voluntary employees beneficiary association" within the meaning of section 501(c)(9) of the Code and there have been no other "welfare benefit funds" within the meaning of Section 419 of the Code relating to Employees or Former Employees. No event or condition exists with respect to any Benefit Plan that could subject the

Company to any material Tax under Section 4980B of the Code. With respect to each Benefit Plan, the Company has heretofore delivered or made available to the Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinion required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (v) the most recent actuarial report, if any, relating to the Benefit Plan.

            (e) Neither the Company nor any corporation or other trade or business under common control with the Company (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") has maintained or contributed to or in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to any "multiemployer plan," within the meaning of Section 3(37) of ERISA; no Benefit Plan or similar benefit plan of any Common Control Entity has been subject to Title IV of ERISA; neither the Company nor any Common Control Entity is a party to or has any liability under any agreement imposing secondary liability on it as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or other agreement; no contingent or other liability with respect to which the Company has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or to any Benefit Plan; and no assets of the Company are subject to a lien under Sections 4064 or 4068 of ERISA. Except as indicated on SCHEDULE 3.1(e), the Company has no obligation to provide medical or other benefits to Employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or applicable state medical benefits continuation law. Except as disclosed in
SCHEDULE 3.1 , the Company will not incur any liability under any severance agreement, deferred compensation agreement, employment or similar agreement as a result of the consummation of the transactions contemplated by this Agreement.

            (f) Except as set forth on SCHEDULE 3.13(f), none of the Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived); there have been no "prohibited transactions," within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA; none of the Benefit Plans are subject to Section 412 of the Code; each Benefit Plan has been administered to date in compliance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS or plan participants or beneficiaries with respect to any Benefit Plan have been timely filed; there is no dispute, arbitration, claim, suit, or grievance, pending or, to the knowledge of the Company or any Principal Shareholder, threatened, involving a Benefit Plan (other than routine claims for benefits), and, to the knowledge of the Company or any Shareholder, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof has been the subject of an order or investigation or examination by a governmental agency and there are no matters pending before the IRS, the Department of Labor or any other domestic or, to the knowledge of the Company or any Principal Shareholder, foreign governmental agency with respect to a Benefit Plan; there have been no claims, or notice of claims, filed under any fiduciary liability insurance policy covering any Benefit Plan; and there has been and will be no "excess parachute payment" (as that term is defined in Section 28OG(b)(1) of the Code) to any of the Employees as a result of the consummation of the transactions contemplated hereby.

      3.14 COMPLIANCE WITH APPLICABLE LAW. The Company is not in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any such violations which would not, individually or in the aggregate have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. The Company has not received any notice alleging any such violation, nor to the knowledge of the Company or any Principal Shareholder, is there any inquiry, investigation or proceeding relating thereto.

      3.15 ABILITY TO CONDUCT THE BUSINESS. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company has in force and is in compliance with all governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the knowledge of the Company or any Principal Shareholder, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

      3.16 MAJOR CUSTOMERS. SCHEDULE 3.16 sets forth a complete and correct list, for each quarter during the year ended December 31, 1999, and for each month in the five month period ended May 31, 2000, of the five largest customers of the Company in terms of revenue recognized in respect of such customers, showing the amount of revenue recognized for each such customer during such period. Except as set forth and described in SCHEDULE 3.16, to the knowledge of the Company or any Principal Shareholder, the Company has not received any notice or other communication (written or oral) from any of the customers listed in SCHEDULE 3.16 terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company.

      3.17 CONSULTANTS, SALES REPRESENTATIVES AND OTHER AGENTS. SCHEDULE 3.17 sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company and who has collectively ever received compensation in excess of $15,000, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation ever earned by each such person. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

      3.18 ACCOUNTS RECEIVABLE. All accounts receivable of the Company (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) are owned by the Company free and clear of any claim, security interest, lien or other encumbrance and (iii) are accurately and fairly reflected on the Balance Sheet, or, with respect to accounts receivable of the Company created on or after May 31, 2000, are, accurately and fairly reflected in the books and records of the Company. The reserves for bad debts reflected on the Balance Sheet are adequate and were calculated in accordance with generally accepted accounting principles consistent with past practice.

      3.19 INSURANCE. SCHEDULE 3.19 lists all insurance policies (including the names and addresses of the insurers, the names of the Persons to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) currently maintained by the Company. All such policies are valid, binding and in full force and effect, and all premiums that have become due have been currently paid. Such insurance policies are placed with reputable insurers, and in light of the nature of the Company's business, assets and properties, they are in amounts and have coverage that are reasonable and customary for Persons engaged in such business and having such assets and properties. Neither the Company, nor any Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Except as set forth on SCHEDULE 3.19, none of such policies shall lapse or terminate by reason of the transactions contemplated hereby. The Company has not received any written notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on
SCHEDULE 3.19 will not be available in the future on substantially the same terms now in effect. Except as set forth on SCHEDULE 3.19, within the last two years the Company has not filed for any claim exceeding $50,000 against any of its insurance policies, exclusive of automobile and health insurance policies.

      3.20 BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 3.21 sets forth a complete and correct list showing:

            (i) all bank accounts of the Company, together with, with respect to each such account, the account number, the names of all signatories thereof and the authorized powers of each such signatory; and

            (ii) the names of all persons holding powers of attorney from the Company and a summary statement of the terms thereof.

      3.21 MINUTE BOOKS, ETC. The stock certificate book and stock ledger of the Company are complete and correct. The minute books of the Company contain accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and accurately reflect all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or shareholders of the Company.

      3.22 RELATED PERSON INDEBTEDNESS AND CONTRACTS. Schedule 3.22 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Related Persons"): (i) the Holders; (ii) the spouses and children of any of the Holders (collectively, "near relatives");
(iii) any trust for the benefit of any of the Holders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Holders or by any of their respective near relatives.

      3.23 BROKERS; PAYMENTS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Principal Shareholder. No valid claim exists against the Company or the Surviving Corporation or, based on any action by the Company, against the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

      3.24 COMPANY ACTION. The Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the CGCL and (iii) directed that this Agreement and the Merger be submitted to the Company's shareholders for their approval and resolved to recommend that the Company's shareholders vote in favor of the approval of this Agreement and the Merger.

      3.25 DISCLOSURE. No representation or warranty by the Company or the Principal Shareholders contained in this Agreement and no statement contained in any of the Disclosure Schedules, certificates or other documents or instruments delivered or to be delivered pursuant to this Agreement by the Company or its representatives or any of the Principal Shareholders contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

      3.26 INFORMATION STATEMENT AND PROXY STATEMENT. The information supplied by the Company for inclusion in the Information Statement, shall not, on the date the Information Statement is first sent to the Company's shareholders or at the time of the Shareholders Meeting, contain any statement which at such time is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to matters to be voted on at the Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Parent or Acquisition which is contained in the Information Statement. The information supplied by the Company in the application (the "Permit Application") for issuance of a permit (the "California Permit") pursuant to which the Common Stock Units to be issued in the merger will be qualified under the CGCL shall not, at the time the fairness hearing is held pursuant to Section 25142 of the CGCL and the time the qualification of such securities is effective under Section 25122 of the CGCL, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PRINCIPAL SHAREHOLDERS

      4.1 AUTHORIZATION ETC. Each of the Principal Shareholders represents and warrants, severally, to the Parent and Acquisition as follows:

            (i) that such Principal Shareholder is the sole and exclusive record and beneficial owner of the shares of the Company's Common Stock set forth opposite such Principal Shareholder's name in SCHEDULE 3.4, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, there are no agreements, arrangements or understandings to which such Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the shares owned by such Shareholder;

            (ii) that such Principal Shareholder shall, at the Effective Time, deliver to the Parent certificates representing all shares of Company Stock owned by such Principal Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws);

            (iii) that such Principal Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Principal Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and

            (iv) that the execution and delivery of this Agreement by such Principal Shareholder and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of any partnership agreement or other constitutional documents of any such Principal Shareholder that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Principal Shareholder is a party, or by which such Principal Shareholder or the shares of Company Common Stock held by such Principal Shareholder may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Principal Shareholder pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would impair such Principal Shareholder's ability to perform such Principal Shareholder's obligations hereunder, or (C) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Principal Shareholder or by which such shares of Company Common Stock held by such Principal Shareholder may be bound.

      4.2   PARENT COMMON STOCK.

      Each Principal Shareholder severally acknowledges, represents and warrants to the Parent and Acquisition as follows:

            (i) The Principal Shareholder understands that the shares of Parent Common Stock to be issued to the Principal Shareholder in the Merger will not have been registered under the Securities Act, or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Principal Shareholder in this Agreement. The Principal Shareholder understands that the Parent is relying upon the Principal Shareholder's representations and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions. The information contained in the Investor Questionnaire executed by such Principal Shareholder and delivered to Parent in connection with this Agreement is accurate, complete and correct.

            (ii) The Principal Shareholder has such knowledge, skill and experience in business, financial and investment matters so that the Principal Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Principal Shareholder has deemed it appropriate to do so, the Principal Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Parent Common Stock pursuant to the transactions contemplated by this Agreement.

            (iii) The Principal Shareholder has made, either alone or together with the Principal Shareholder's advisors, such independent investigation of the Parent, its management and related matters as the Principal Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Principal Shareholder and advisors have received all information and data that the Principal Shareholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

            (iv) The Principal Shareholder has reviewed the Principal Shareholder's financial condition and commitments, alone and together with the Principal Shareholder's advisors, and, based on such review, the Principal Shareholder is satisfied that (A) the Principal Shareholder has adequate means of providing for the Principal Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of the Principal Shareholder's entire investment in the Parent Common Stock, (B) the Principal Shareholder has no present or contemplated future need to dispose of all or any portion of the Parent Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness and (C) the Principal Shareholder is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. The Principal Shareholder shall furnish any additional information about the Principal Shareholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

            (v) The Principal Shareholder understands that the shares of the Parent Common Stock to be received by the Principal Shareholder in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission promulgated thereunder provide in substance that the Principal Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Principal Shareholder further understands that, except as provided in Article XII, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common Stock to be received by the Principal Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in Article XII, the Principal Shareholder understands that the Principal Shareholder may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including (without limitation) a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of the Principal Shareholder. The Principal Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Principal Shareholder understands that the Principal Shareholder may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Principal Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

            (vi) The Principal Shareholder is acquiring shares of the Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

            (vii) The certificate(s) evidencing the shares of the Parent Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND ACQUISITION

      The Parent and Acquisition jointly and severally represent and warrant to the Company and the Principal Shareholders that:

      5.1 CORPORATE ORGANIZATION. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Acquisition has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted. The Parent and Acquisition are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in
Schedule 5. 1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have an On2 Material Adverse Effect (as defined below). The Parent has previously delivered to the Company complete and correct copies of
(i) its Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date) and its By-Laws (certified by the Secretary of the Parent as of a recent date) and (ii) the Certificate of Incorporation of Acquisition and all amendments thereto to the date hereof (certified by the Secretary of State of the State of Delaware as of a recent date) and the By-Laws of Acquisition (certified by the secretary of Acquisition as of a recent date). Neither the Articles or Certificate of Incorporation nor the By-Laws of the Parent or Acquisition has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "On2 Material Adverse Effect" means any change, event or effect that is, or would be, materially adverse to the business, operation, assets, liabilities, financial condition or results of operations of the Parent and Acquisition, taken as a whole.

      5.2 AUTHORIZATION. Each of the Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition and by the Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of the Parent or Acquisition are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition and constitutes the valid and binding agreement of the Parent and Acquisition, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

      5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Subject to the filing of a Certificate of Merger with the Secretary of State of the State of California and compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Parent or Acquisition; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have an On2 Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have an On2 Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have an On2 Material Adverse Effect.

      5.4   CAPITALIZATION.

            (a) The authorized capital stock of the Parent consists of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share, of which 2,000,000 shares have been designated Series A Preferred Stock, 34,100 shares have been designated Series B Preferred Stock and 4,285,715 shares have been designated Series C Preferred Stock. As of March 31, 2000, there were issued and outstanding 24,643,823 shares of Parent Common Stock and 2,000,000 shares of Parent Series A Preferred Stock. All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock are (and all shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, and all shares of Parent Common Stock to be issued upon exercise of the Unit Options, when issued in accordance with the Parent Option Plan, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been or will be issued in violation of any applicable preemptive rights.

            (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.01per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent.

      5.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Parent has heretofore delivered or made available to the Company complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") since June 15, 1999 (such reports and other filings collectively referred to herein as the "Exchange Act Filings"). The Exchange Act Filings constitute all of the documents required to be filed by the Parent under the Exchange Act with the SEC since such date. As of their respective dates, the Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Parent included in the Exchange Act Filings at the time of their filing complied in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited consolidated financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended. The unaudited financial statements included in the Exchange Act Filings at the time of their filing complied in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

      5.6 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, the business of the Parent has been conducted in the ordinary course and consistent with past practice. Except as set forth in Schedule 5.6 or in the Exchange Act Filings filed before the date hereof, since December 31, 1999, there has been no On2 Material Adverse Effect.

      5.7 LITIGATION. There is no action, suit, proceeding, claim or arbitration or, to Parent's knowledge, investigation pending, that would have an On2 Material Adverse Effect, nor, to the knowledge of the Parent, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its Subsidiaries that would have an On2 Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

      5.8 INFORMATION STATEMENT AND PROXY STATEMENT. The information supplied by Parent for inclusion in the Information Statement, shall not, on the date the Information Statement is first sent to the Company's shareholders or at the time of the Shareholders Meeting, contain any statement which at such time is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to matters to be voted on at the Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company which is contained in the Information Statement. The information supplied by Parent and Acquisition in the Permit Application shall not, at the time the fairness hearing is held pursuant to
Section 25142 of the CGCL and the time the qualification of the Common Stock Units is effective under Section 25122 of the CGCL, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                       CONDUCT OF BUSINESS OF THE COMPANY
                           PRIOR TO THE EFFECTIVE TIME

      6.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period commencing on the date hereof and continuing until the Effective Time, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent, the Company and each of the Principal Shareholders agree that the Company,:

            (a) will carry on its business only in the ordinary course and consistent with past practice;

            (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

            (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

            (d) will not amend its Articles of Incorporation or By-Laws;

            (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise of currently outstanding warrants or options), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

            (f) will not combine, split or otherwise reclassify any shares of its capital stock;

            (g) will not form a Subsidiary;

            (h) will use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

            (i) will not (i) make any capital expenditures individually in excess of $5,000 or in the aggregate in excess of $15,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement,
(iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually in excess of $10,000 annually or in the aggregate in excess of $15,000 annually,
(v) incur or guarantee any additional indebtedness for borrowed money, (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vii) enter into any agreement to do any of the foregoing;

            (j) will not adopt or amend any Benefit Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees (except pursuant to existing contractual obligations which have been disclosed to the Parent) or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

            (k) will promptly advise the Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company or any of the Principal

Shareholders) any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its directors, officers, employees, agents or consultants in connection with the Company's business or the transactions contemplated hereby that could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

            (l) will use its commercially reasonable best efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof;

            (m) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $10,000 in the aggregate; and

            (n) will duly and timely file all Tax returns and other filings in respect of Taxes required to be filed by it on or prior to the Effective Time, and will in a timely manner pay all Taxes which are or become due on or prior to the Effective Time.

      6.2 OTHER NEGOTIATIONS. Neither the Company nor any Principal Shareholder will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Parent) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, or any equity or debt financing of the Company or any material license of Intellectual Property Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Parent. If between the date of this Agreement and the earlier of (a) the Effective Time and (b) termination of this Agreement pursuant to Article X, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall immediately (i) notify Parent (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party in writing of the Company's obligations under this Agreement.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

      7.1 ACCESS TO PROPERTIES AND RECORDS. Between the date of this Agreement and the Effective Time, the Company will provide the Parent and its accountants, counsel and other authorized advisors with reasonable access, to its premises and properties and its books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to Parent and its authorized advisors such additional financial, tax and operating data and other information pertaining to its business as Parent shall from time to time reasonably request. All of such data and information shall be subject to the terms and conditions of the Mutual Nondisclosure Agreement dated March 30, 2000, between the Company and Parent.

      7.2   STOCKHOLDER APPROVAL.

            (a) As soon as practicable after the execution of this Agreement, Company shall prepare, with the cooperation and reasonable assistance of Parent, and furnish to its shareholders an Information Statement for the shareholders of Company to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement and shall solicit written consents from its shareholders seeking, or hold a shareholders' meeting (the "Shareholders' Meeting") for the purpose of seeking approval of this Agreement, the Merger and the other transactions contemplated by this Agreement. The Information Statement shall constitute a disclosure document for the offer and issuance of the Common Stock Units to be received by the holders of Company Common Stock in the Merger and the other transactions contemplated hereby, and may be combined with the Proxy Statement as a joint proxy/information statement. Parent and the Company shall each use its reasonable best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning it and its respective affiliates, directors, officers and securityholders as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary of appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Company that the Company shareholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable and in the best interests of the Company and its shareholders. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent the form and content of which information shall not have been approved by Parent prior to such inclusion.

            (b) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of the Company, the Permit Application. Parent and the Company shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

            (c) The Principal Shareholders each severally agree to vote their shares of the capital stock of the Company for the approval and adoption of this Agreement and the Merger. The Principal Shareholders each severally agree that they (i) shall not dispose of or in any way encumber said shares prior to the consummation of the transactions contemplated hereby, (ii) shall take no action inconsistent with the approval and consummation of said transactions and (iii) at the Closing shall surrender the stock certificates representing all shares of Company Stock owned by them, duly endorsed for transfer.

      7.3 REASONABLE EFFORTS; ETC. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

      7.4 MATERIAL EVENTS. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VIII or Article IX hereof.

      7.5 TRANSFER OF UNIT OPTIONS. Upon the request of the Holders, Parent shall consent to the transfer of Unit Options in accordance with the terms set forth on Schedule 7.5.

      7.6 FEES AND EXPENSES. The parties hereto shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors. Notwithstanding the foregoing, on the Closing Date, Parent shall pay (i) reasonable fees and expenses of the accountant performing the audit described in Section 7.14 hereof incurred in connection with such audit and (ii) reasonable fees and expenses due Brobeck, Phleger & Harrison LLP ("BPH") from the Company that are ninety days past due as of the Closing Date and for which Parent has received an itemized bill at least five business days prior to the Closing Date. After the Closing Date, Parent shall pay, in the normal course of business, reasonable fees and expenses billed by BPH in accordance with BPH's normal billing practices, including any additional past due amounts and amounts incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

      7.7 EMPLOYEES. Parent shall have sole discretion as to whether to offer employment to the employees of the Company at the Effective Time and to require each such employee to enter into an employment agreement with Parent.

      7.8 AMEX LISTING. Parent shall cause the shares of Parent Common Stock issuable in the Merger to be authorized for listing on the American Stock Exchange (Amex).

      7.9 DIRECTORS AND OFFICERS INDEMNIFICATION. The Certificate of Incorporation of Acquisition shall include exculpatory and indemnification provisions substantially identical to those now existing in the Articles of Incorporation of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time and except that the Surviving Corporation shall not be required to indemnify, defend or hold harmless any director or officer of the Company prior to the Effective Time with respect to claims, losses or liabilities arising from or relating to the Company's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      7.10 TAX CLEARANCE CERTIFICATE. At the earliest practicable date following the date hereof, the Company shall initiate efforts to obtain, and prior to the Effective Time shall obtain, the certificate of satisfaction of the Franchise Tax Board required pursuant to Section 1103 of the CGCL.

      7.11 INDEBTEDNESS TO SONY. Between the date of this Agreement and the Effective Time, the convertible note (the "SPE Note") dated January 31, 2000, in the principal amount of

$300,000 made by the Company to Sony Pictures Entertainment Inc. ("SPE") shall be cancelled upon the payment of such principal amount, together with all accrued interest thereon, with funds made available by Parent, and all other rights conferred upon SPE under the Note and the related Convertible Note Purchase Agreement dated January 31, 2000, including but not limited to the right of SPE to acquire, or acquire rights with respect to, shares of capital stock of the Company, shall be terminated and extinguished without the exercise by SPE of any such rights. The Company shall obtain a written release of all claims which SPE may have under the SPE Note and the Convertible Note Purchase Agreement.

      7.12 OPERATING EXPENSES. During the period prior to the Effective Time, in the event the Company requires funds in order to operate its business Parent shall consider providing such funds to the Company in exchange for a demand promissory note.

      7.13 EXCHANGE OF COMPANY COMMON STOCK FOR COMPANY PREFERRED STOCK. The Company and the Principal Shareholders shall cause each holder of Company Options, Company Common Stock, warrants to purchase Company Common Stock, promissory notes or other securities convertible into Company Common Stock that is not an employee of the Company to exchange such securities for shares of Company Preferred Stock.

      7.14 AUDIT. The Company shall cooperate with and assist a firm of independent public accountants chosen by Parent in conducting and completing prior to the Effective Date an audit of the Company's financial statements for each of the fiscal years ended December 31, 1997, December 31, 1998, and December 31, 1999, and for the five-month period ended May 31, 2000.

      7.15 TAX MATTERS. Within fifteen days prior to the Closing Date, the Company and each Holder shall furnish to Parent such forms, certificates or affidavits as Parent may reasonably request to establish the legal entitlement of such Holder to an exemption from Withholding Tax. For purposes of this Agreement, the term "Withholding Tax" shall mean any income, stamp or other Tax, levy, impost, duty, charge, fee, or deduction imposed, levied, collected, or assessed by any court or governmental authority, including, without limitation, those collected by the United States of America pursuant to Sections 1441, 1442, or 1445 of the Code. In the event Parent does not receive such forms, certificates, or other evidence establishing a Holder's legal entitlement to exemption from Withholding Tax, then the Merger Consideration due such Holder pursuant to the terms hereof shall be reduced by and subject to applicable Withholding Taxes. Neither Parent nor Acquisition shall have any obligation to reimburse, equalize or compensate any Holder for Withholding Taxes.

                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                           THE PARENT AND ACQUISITION

      The obligation of the Parent and Acquisition to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent in its sole discretion):

      8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company and of each of the Principal Shareholders which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (signed on behalf of the Company by the President and Treasurer of the Company) to that effect with respect to all such representations and warranties made by the Company, and each Principal Shareholder shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such representations and warranties made, jointly and severally or severally, by such Principal Shareholder.

      8.2 PERFORMANCE. The Company and each of the Principal Shareholders shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (duly executed on behalf of the Company by the President and Treasurer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and each Principal Shareholder shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such obligations required to have been performed or complied with by such Principal Shareholder on or before the Closing Date.

      8.3 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would have a material adverse effect on the transactions contemplated hereby or on the business of the Company taken as a whole.

      8.4 CONSENTS. All approvals, consents, waivers and authorizations required to be obtained by the Company or any Principal Shareholder in connection with the Merger and the other transactions contemplated by this Agreement (including but not limited to any consent required from the holders of Company Preferred Stock, and those identified on Schedule 3.3) shall have been obtained and shall be in full force and effect.

      8.5 ADDITIONAL AGREEMENTS. Parent shall have received the following documents:

            (i) the Employment Agreement in the form of Exhibit D hereto, duly executed by the Company and each of Jon Middleton, Chad Nelson, J.F. Prata and Adam Birnbaum;

            (ii) the Consulting Agreement in the form of Exhibit E hereto, duly executed by the Company and Jonathon Fishman;

            (iii) the Non-Competition, Non-Disclosure, Proprietary Information and Patent and Invention Assignment Agreement in the form of Exhibit F hereto, duly executed by each employee of the Company who will be an employee or consultant of Parent or the Surviving Corporation after the Effective Time;

            (iv) the Escrow Agreement in the form of Exhibit G hereto, duly executed by Jon Middleton, as Representative of the Holders under such Escrow Agreement, together with counterparts signed by the escrow agent named therein and blank stock powers executed by each of the Holders with respect to such Holder's portion of the Escrow Shares;

            (v) resignations of all directors of the Company, effective as of the Effective Time;

            (vi) the Tax Clearance Certificate referred to in Section 7.10 hereof;

            (vii) the SPE Note marked "Cancelled" and the SPE Release;

            (viii) documentation, in form and substance acceptable to Parent and its counsel, evidencing the exchange of securities in accordance with Section
7.13 hereof.

      8.6 OPINION OF BROBECK, PHLEGER & HARRISON LLP. The Company shall have delivered to the Parent an opinion of BPH, counsel to the Company and the Principal Shareholders, in form and substance customary in transactions of the type contemplated by this Agreement, which shall be reasonably satisfactory to Parent and reasonably acceptable to BPH.

      8.7 APPRAISAL RIGHTS. The holders of at least 95% of the issued and outstanding shares of Company Stock shall have voted in favor of the approval of the Merger and the transactions contemplated hereby and holders of no more than 5% of the issued and outstanding shares of Company Stock shall have demanded appraisal rights in respect of the Merger.

      8.8   TERMINATION OF CERTAIN AGREEMENTS. The agreements listed on SCHEDULE
8.8 hereto shall have been terminated, effective no later than the Effective
Time.

      8.9 CERTIFICATE OF MERGER. The Company shall have executed and delivered to the Parent counterparts of the California Certificate of Merger.

      8.10 COMPANY OPTIONS. The Company shall have amended the Company Option Plan, in a manner reasonably satisfactory to Parent, to permit the cashless exercise of the Company Options. Holders of one hundred percent of the Company Options shall have delivered a Notice of Exercise pursuant to Section 2.1(b) hereof.

      8.11 FINANCIAL STATEMENTS. Parent shall have received the audited financial statements of the Company described in Section 7.14, and such financial statements and the footnotes thereto shall not contain any information which was not previously disclosed in this Agreement (and the Schedules hereto) and which would have a Material Adverse Effect on the Company, its business and prospects.

                                   ARTICLE IX

                      CONDITIONS TO THE OBLIGATIONS OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

      The obligation of the Company and the Principal Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Company and the Principal Shareholders in their sole discretion):

      9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of each of the Parent and Acquisition contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Principal Shareholders a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such representations and warranties made by such entity.

      9.2 PERFORMANCE. Each of the Parent and Acquisition shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Principal Shareholders a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

      9.3 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or its Subsidiaries which, in the reasonable judgment of the Company's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and its Subsidiaries taken as a whole.

      9.4 CONSENTS. All approvals, consents, waivers and authorizations required to be obtained by Parent or Acquisition in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 5.3) shall have been obtained and shall be in full force and effect.

      9.5 ADDITIONAL AGREEMENTS. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements:

            (i) the Employment Agreements referred to in Section 8.5(i) hereof,

            (ii) the Consulting Agreement referred to in Section 8.5(ii) hereof,

            (iii) the Non-Competition, Non-Disclosure, Proprietary Information and Patent and Invention Assignment Agreement referred to in Section 8.5(iii) hereof,

            (iv) the Escrow Agreement referred to in Section 8.5(iv) hereof, together with counterparts signed by the escrow agent named therein.

      9.6 OPINION OF MCGUIRE, WOODS, BATTLE & BOOTHE LLP. The Parent shall have delivered to the Company an opinion of McGuire, Woods, Battle & Boothe LLP in form and substance reasonably satisfactory to the Company and the Principal Shareholders and reasonably acceptable to McGuire, Woods, Battle & Boothe LLP.

      9.7 CERTIFICATE OF MERGER. The Parent and Acquisition shall have executed and delivered to the Company counterparts of the California Certificate of Merger.

      9.8 SHARES OF PARENT COMMON STOCK. Subject to the delivery of certificates referenced in Section 8.9, the deposit into escrow of shares of the Escrow Shares, at the Closing the Parent shall deliver to the shareholders of the Company the shares of Parent Common Stock, the Unit Options and the Option Shares issuable to the shareholders of the Company pursuant to Section 2.2(a) hereof.

                                   ARTICLE X

                                   TERMINATION

      10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

            (a) by the mutual written consent of the board of directors of the Company and the Parent;

            (b) by either the Company or the Parent

                (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                (ii) if the Effective Time shall not have occurred on or before September 29, 2000; PROVIDED, HOWEVER , that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by the Company, if any of the conditions specified in Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

            (d) by the Parent, if any of the conditions specified in Article VIII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

      10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition) their respective officers or directors, except for Sections 7.6, 13.6 and 13.7 and the last sentence of Section 7. 1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE XI

                          INDEMNIFICATION; SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

      11.1 INDEMNITY OBLIGATIONS. The Holders (collectively, for purposes of this Article XI, the "Indemnifying Parties") agree to indemnify and hold the Parent, Acquisition, and their respective officers, directors, employees, stockholders, assigns, successors and affiliates (collectively, the "Indemnified Parties") harmless from, and to reimburse the Indemnified Parties for, any Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Indemnity Claim" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever (collectively, "Losses") arising out of, based upon or resulting from
(i) any inaccuracy in or breach of any representation and warranty of the Company or the Holders which is contained in this Agreement or any Schedule or certificate delivered pursuant hereto or thereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the Holders which are contained in or made pursuant to the terms and conditions of this Agreement; or (iii) the conduct or omissions of the Company described in the correspondence listed as items 5, 6, 7 and 8 of Section 3.8 of the Disclosure Schedule (collectively, the "Sony Matters").

      11.2 APPOINTMENT OF REPRESENTATIVE. Each of the Holders hereby appoints Jon Middleton as such individuals' exclusive agent to act on such individuals' behalf with respect to any and all Indemnity Claims arising under this Agreement. In such representative capacity, or any person who shall succeed in such representative capacity pursuant to the terms of the Escrow Agreement referred to in Sections 8.5 and 9.5 hereof, is sometimes referred to in this Agreement as the "Representative." The Representative shall take, and the Holders agree that the Representative shall take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Holders, as fully as if the Holders were acting on their own behalf, including, without limitation, defending all Indemnity Claims, consenting to, compromising or settling all Indemnity Claims, conducting negotiations with the Indemnified Parties and its representatives regarding such claims, dealing with the Indemnified Parties and the Escrow Agent under the Escrow Agreement referred to in Sections 8.5 and 9.5 hereof with respect to all matters arising under such Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. The Indemnified Parties and such Escrow Agent shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement and the Escrow Agreement, all of which actions or omissions shall be legally binding upon each of the Holders.

      11.3 NOTIFICATION OF CLAIMS. Subject to the provisions of Section 11.4 below, in the event of the occurrence of an event which the Indemnified Parties asserts constitutes an Indemnity Claim, Indemnified Parties shall provide the Representative (on behalf of the Indemnifying Parties) with prompt written notice (a "Claim Notice") of such event and shall otherwise promptly make available to the Representative all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the Representative on behalf of the Indemnifying Parties shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist the Indemnifying Parties in connection with the handling of such claim, at the sole expense of the Indemnifying Parties, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the Indemnifying Parties unless and until the Indemnifying Parties shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. Indemnified Parties's failure to give timely notice or to promptly furnish the Representative with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by the Indemnifying Parties, except and only to the extent that such failure shall result in any material prejudice to the Indemnifying Parties. If so desired by any Indemnifying Parties, such parties may elect, at such parties' sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, insofar as such claim relates to the liability of the Indemnifying Parties, provided that such Indemnifying Parties shall obtain the consent of Parent before entering into any settlement, adjustment or compromise of such claim, or ceasing to defend against such claim. In connection with any Third-Party Claim, the indemnified party, or the Indemnifying Parties if they have assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

      11.4 DURATION. Except as otherwise provided in this Agreement, all representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but, except in respect of any claims for indemnification as to which notice shall have been duly given prior to the relevant expiration date set forth below, the representations and warranties of the Company and the Holders contained in or delivered pursuant to this Agreement shall expire on the eighteen month anniversary of the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.4, 3.10 and 4.1 hereof, and the representations regarding title contained in the Letters of Transmittal, shall survive indefinitely. To be duly given, any such notice shall set forth in reasonable detail the nature of such claim, the provisions under this Agreement pursuant to which such claim is being asserted and, to the extent feasible, a reasonable estimate of the anticipated amount of such claim.

      11.5 ESCROW. At the Effective Time, the Escrow Shares shall be delivered to McGuireWoods, LLP, as escrow agent (the "Escrow Agent") to be held for a period ending on the eighteen month anniversary of the Closing Date. The Indemnified Parties may make a claim for any Losses indemnified hereunder until the eighteen month anniversary of the Closing Date. The Escrow Shares shall be held and disbursed by the Escrow Agent in accordance with an Escrow Agreement in the form attached hereto as Exhibit G. The Indemnified Parties shall first seek recovery in respect of any Losses against the Escrow Shares.

      11.6 NO CONTRIBUTION. Each Holder hereby waives, and acknowledges and agrees that such Holder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Indemnified Parties or the Company in connection with any indemnification obligation or any other liability which such Holder may become subject under or in connection with this Agreement or the Escrow Agreement.

      11.7 THRESHOLD FOR LIABILITY. Notwithstanding the foregoing provisions of this Article, Holders shall not be liable under Section 11.1 unless and until the aggregate amount of liability thereunder exceeds $25,000. After such threshold is reached, however, Indemnified Parties shall be entitled to indemnification under Section 11.1 for all liabilities thereunder, including such initial $25,000.

      11.8 LIMITATIONS ON LIABILITY. Except with respect to (i) claims based on fraud committed by the Company or any Principal Shareholder which are not limited and (ii) claims under Sections 3.4, 3.10 and 4.1 hereof or for breach of any representation regarding title contained in the Letters of Transmittal which are not limited, if the Closing occurs, the Indemnified Parties agree that the Indemnified Parties' sole and exclusive remedy and recourse against each of the Indemnifying Parties under this Agreement for Losses attributable to any inaccuracy or breach of any representations or warranties contained herein shall be against the Escrow Shares. Notwithstanding the foregoing, the Principal Shareholders agree to indemnify and hold the Indemnified Parties harmless from, and to reimburse the Indemnified Parties for, any Losses arising out of the Sony Matters in excess of the value of the Escrow Shares, up to an amount not to exceed the aggregate amount of the Merger Consideration received by the Principal Shareholders. Common Stock Units delivered by the Principal Shareholders in satisfaction of any such Losses shall in no event be valued at less than the fair market value of the Common Stock Units as of the Effective Date.



                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      12.1 AMENDMENT. This Agreement may be amended by written agreement among each of the parties hereto prior to the Effective Time.

      12.2 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

      12.3 NOTICES. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 13.3):

            (a)   if to the Company or the Principal Shareholders, to:

                  Eight Cylinder Studios, Inc.
                  832 Mission Street
                  San Francisco, CA  94103

                  Attention: Jon Middleton

                  with copies to:

                  Brobeck, Phleger & Harrison LLP
                  Spear Street Tower
                  One Market
                  San Francisco, CA  94105
                  Attention: Peter S. Buckland, Esq.

            (b) if to the Parent or Acquisition, to:

                  On2.Com Inc.
                  375 Greenwich Street, 4th Floor
                  New York, NY  10013
                  Attention: President

                  with copies to:

                  McGuire, Woods, Battle & Boothe LLP
                  9 West 57th Street, Suite 1620
                  New York, NY  10019
                  Attention: William A. Newman, Esq.

            (c) If to the Representative:

                  Jon Middleton
                  Eight Cylinder Studios, Inc.
                  832 Mission Street
                  San Francisco, CA  94103

      All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

      12.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

      12.5 NO THIRD PARTY BENEFICIARIES. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns.

      12.6 PUBLIC ANNOUNCEMENTS. Promptly upon execution and delivery of this Agreement, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by the Parent and the Company, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to American Stock Exchange companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

      12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.8 HEADINGS. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

      12.9 ENTIRE AGREEMENT. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Nondisclosure Agreement. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Nondisclosure Agreement.

      12.10 GOVERNING LAW. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article I hereto setting forth the provisions for consummating, and the effects of, the Merger, which shall be governed by and construed in accordance with the laws of the State of California. Each of the parties hereby
(i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in New York, New York, and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

      12.11 KNOWLEDGE. The phrase "to the Company's knowledge" or any other similar qualifying phrase means the actual knowledge, or the knowledge that a reasonably prudent person would have been able to obtain after due and diligent inquiry, of Jon Middleton, Chad Nelson, Jonathon Fishman, J.F. Prata or Adam Birnbaum.

      IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Principal Shareholders named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.


                                    ON2.COM INC.


                                    By:   /s/ Douglas Mcintyre
                                       ---------------------------------
                                          Name:  Douglas McIntyre
                                          Title: President

                                    8C ACQUISITION CORP.


                                    By:   /s/ Douglas Mcintyre
                                       ---------------------------------
                                          Name:  Douglas McIntyre
                                          Title:  President

                                    EIGHT CYLINDER STUDIOS, INC.


                                    By:   /s/ Chad Nelson
                                       ---------------------------------
                                          Name: Chad Nelson
                                          Title: President

                                    PRINCIPAL SHAREHOLDERS:

                                    /s/ Jonathon Fishman
                                    ------------------------------------
                                    Jonathon Fishman


                                    /s/ Jon Middleton
                                    ------------------------------------
                                    Jon Middleton


                                    /s/ Chad Nelson
                                    ------------------------------------
                                    Chad Nelson